Exhibit 99.1

Nyxio(R) Makes Early Announcement of Revolutionary Android Powered Smart TV in Response to Leaked Information

PORTLAND, OR--(Marketwire -01/09/12)- Nyxio Technologies Corporation (OTC.BB: NYXO.PK - News) (“Nyxio” or the “Company”), a leading provider of cutting edge “Smart TV” and consumer electronics devices, has decided to accelerate the timing of a planned announcement regarding its latest technology innovation scheduled to coincide with the opening of the 2012 International Consumer Electronics Show (CES) due to reports of leaked information on the Internet.

Nyxio Technologies is extremely pleased to formally announce the introduction of the Nyxio Smart TV with Android™ OS platform as part of its growing 2012 product lineup.

“Apparently it’s hard to keep good news secret these days,” said Giorgio Johnson, Nyxio founder and CEO. “In any case, we’re even more excited now as the news comes out about what we believe to be the first and only Android product of its type delivering Internet and television viewing convergence to the marketplace. Nyxio Smart TV with Android television viewers will now have access to nearly a half-million Android Store Apps including wildly popular games such as Angry Birds™ and Fruit Ninja™ as well as instant access to premium channels such as Netflix®, HuluPlus®, Amazon Prime, HBOGo® and others.”

The Nyxio Smart TV with Android OS offers touch-screen capability and will be commercially available shortly. All models feature the latest HD/LED technology with screen sizes from 21.5 up to 65-inches and are compatible with any application available in the Android marketplace, and will include popular features such as voice control. The company will demonstrate the new product at the 2012 Consumer Electronics Show in Las Vegas on January 10 and expects to ship products by January 31.

Information regarding Nyxio will be available throughout the show at exhibit booths 70021-70023 and attendees are invited to drop by to find out more about the Company’s innovative product lineup or to book a demonstration at the nearby Riviera Hotel where Nyxio will have a demonstration suite available for scheduled visitors. To reserve an invitation to this exclusive event please, contact Phyllis Babcock at (503) 719-4132 or phyllis.babcock@nyxio.com. Space is limited so please book early.

Additional details regarding the Company, its business and its agreements, are filed as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database. For more information visit: www.nyxio.com.

About Nyxio Technologies Corporation (OTC.BB: NYXO.PK - News)

Nyxio® Technologies was established in 2007 to deliver high-quality, cutting-edge products to the consumer electronics industry. Nyxio identifies gaps in the market and develops creative products to fill those voids. The Company introduced the world’s first integrated flat screen TV and full PC, the VioSphere Smart TV. Other technologies currently available include the OMEGA Tablet PC line - the Classic, Premier and Ultimate, as well as the Realm, an all-in-one PC/TV; and the Venture Mobile Media Viewers (MMV), a new class of video eyewear. The company also recently partnered with BlueStacks, developers of a product enabling Android applications to run on Nyxio products. By consolidating key hardware into more efficient devices, Nyxio not only reduces the overall environmental footprint of end users, but keeps products reasonably priced. For more information visit: www.nyxio.com.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

INVESTOR RELATIONS
Summit IR Services, Inc.
Phone: 1-855-436-6996 (NYXO)
info@nyxiotech.com
www.nyxio.com
MEDIA CONTACT
Chris Lebar
503-719-4132
chris.lebar@nyxio.com
PUBLIC RELATIONS
Jack Hardy
360-604-4799
jack@nichepr.com